UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2011

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York		10285
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02   Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

The following information is furnished under Item 2.02 – Results of Operations and Financial Condition and Item 7.01 – Regulation FD Disclosure:

On February 9, 2011, Kenneth I. Chenault, Chairman and Chief Executive Officer of American Express Company (the “Company”), and Douglas E. Buckminster, President of the Company’s International Consumer Card and Small Business Services business, delivered a presentation at the Company’s semi-annual Financial Community Meeting. The information included in the presentation, together with certain additional information, is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

EXHIBIT

99.1	Information included in the presentation delivered February 9, 2011 by Kenneth I. Chenault, Chairman and Chief Executive Officer of American Express Company (the “Company”), and Douglas E. Buckminster, President of the Company’s International Consumer Card and Small Business Services business, at the Company’s semi-annual Financial Community Meeting, together with certain additional information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  February 15, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Information included in the presentation delivered February 9, 2011 by Kenneth I. Chenault, Chairman and Chief Executive Officer of American Express Company (the “Company”), and Douglas E. Buckminster, President of the Company’s International Consumer Card and Small Business Services business, at the Company’s semi-annual Financial Community Meeting, together with certain additional information.